As filed with the Securities and Exchange Commission on February 5, 2009

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MEDIA SCIENCES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	87-0475073
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8 Allerman Road, Oakland, New Jersey	07436
(Address of Principal Executive Offices)	(Zip Code)

Media Sciences International, Inc. 2009 Stock Incentive Plan

(Full title of the plan)

Michael W. Levin

Chief Executive Officer

8 Allerman Road

Oakland, New Jersey 07436

(Name and address of agent for service)

(201) 677-9311

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, par value $.001 (4)	1,250,000	$0.36	$450,000	$17.69

(1)	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2)

As estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices for a share of common stock of the registrant, as reported on Nasdaq on February 3, 2009.

TABLE OF CONTENTS

PART I
PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
Signatures
Ex. 4.9	Media Sciences International, Inc. 2009 Stock Incentive Plan
Ex. 5.1	Opinion on Legality of Law Offices of Dan Brecher
Ex. 23.1	Consent of Amper, Politziner & Mattia, LLP

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Part I will be delivered to the participants in the Media Sciences International, Inc. 2009 Stock Incentive Plan (the “Plan”) covered by this Registration Statement as required by Rule 428(b)(1). Such documents are not required to be filed with the Securities and Exchange Commission as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this registration statement the following documents:

(a)

The Company’s annual report on Form 10-K for the fiscal year ended June 30, 2008, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission on September 25, 2008.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

(c)

The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed on November 7, 2006 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

The validity of the shares offered pursuant to this prospectus will be passed upon for us by Law Offices of Dan Brecher, New York, New York, counsel to Media Sciences International, Inc. Dan Brecher, the sole principal of the law firm, beneficially owns 11,553 shares of our common stock.

Item 6.  Indemnification of Directors and Officers.

Our Certificate of Incorporation provides that to the fullest extent permitted by the General Corporation Law of Delaware, including, without limitation, as provided in Section 102(b)(7) of the General Corporation Law of Delaware, as the same exists or may hereafter be amended, any of our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•      for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•      for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•      for payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•      for any transaction from which the director derived an improper personal benefit.

If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of the provision of the Certificate of Incorporation by our stockholders shall not adversely affect any right or protection of our directors existing at the time of such repeal or modification or with respect to events occurring prior to such time.

Our Certificate of Incorporation and Bylaws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation provides that we will indemnify any of our directors, officers, employees, or agents with respect to actions, suits, or proceedings relating to us and, subject to certain limitations, a director will not be personally liable for monetary damages for breach of his or her fiduciary duty.

Our directors or officers, or a person who at our request serves as a director, officer, employee or agent of another business entity, shall be indemnified by us against all expense, liability and loss, including attorneys' fees, judgments, fines, other expenses and losses, that is reasonably incurred or suffered in connection with any action, suit or proceeding or threatened action, suit or proceeding. For a person to receive indemnification under this provision, our Board of Directors must authorize the indemnification, and the person seeking indemnification must agree to repay us for all amounts advanced to him or her if a court of law ultimately determines that the person should not have been indemnified by us. A person who is entitled to indemnification may recover from us, and may sue us if we fail to make timely payment.

We also maintain certain liability insurance under which our directors and officers are insured, within the limits and subject to the limitations of the policies.

Item 7.  Exemption From Registration Claimed.

Inapplicable.

Item 8.  Exhibits.

Exhibit No.	Description
4.1	Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of Quarterly Report on Form 10-QSB/A filed on September 1, 1998)
4.2	Certificate of Amendment of Certificate of Incorporation (Incorporated by reference to Exhibit 3(i)(5) of Annual Report on Form 10-KSB filed on September 28, 1999)
4.3	Certificate of Amendment of Certificate of Incorporation (Incorporated by reference to Exhibit 3(i)(1) of Quarterly Report on Form 10-QSB filed on May 15, 2002)
4.4	Certificate of Amendment of Certificate of Incorporation (Incorporated by reference to Exhibit 3(i)(1) of Current Report on Form 8-K filed on June 28, 2007)
4.5	Certificate of Designation (Incorporated by reference to Exhibit 4.5 of Registration Statement on Form SB-2, Registration Number 333-91005, originally filed on November 15, 1999)
4.6	Certificate of Amendment of Certificate of Designation of Series A Preferred Stock (Incorporated by reference to Exhibit 3(i)(6) of Annual Report on Form 10-KSB filed on September 15, 2003)
4.7

Certificate of Amendment of Certificate of Designation of Series A Preferred Stock (Incorporated by reference to Exhibit 4.7 of Registration Statement on Form SB-2, Registration Number 333-112340, filed on January 30, 2004)

4.8	By-Laws, as amended and restated (Incorporated by reference to Exhibit 3(ii) of Current Report on Form 8-K filed on August 2, 2007)
4.9*	Media Sciences International, Inc. 2009 Stock Incentive Plan
5.1*	Opinion of Law Offices of Dan Brecher
23.1*	Consent of Amper, Politziner & Mattia, LLP
23.2*	Consent of Law Offices of Dan Brecher (included in Exhibit 5.1)

* Filed herewith

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

(a)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(b)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of New Jersey, on February 5, 2009.

MEDIA SCIENCES INTERNATIONAL, INC.
By:	/s/ Michael W. Levin
Michael W. Levin Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael W. Levin	Chief Executive Officer, President and Director	February 5, 2009
Michael W. Levin

/s/ Kevan D. Bloomgren	Chief Financial Officer	February 5, 2009
Kevan D. Bloomgren

/s/ Denise Hawkins	Vice President and Controller	February 5, 2009
Denise Hawkins

/s/ Willem van Rijn	Director and Non-executive Chairman	February 5, 2009
Willem van Rijn

/s/ Paul C. Baker	Director	February 5, 2009
Paul C. Baker

/s/ Edwin Ruzinsky	Director	February 5, 2009
Edwin Ruzinsky

/s/ Frank J. Tanki	Director	February 5, 2009
Frank J. Tanki

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of Quarterly Report on Form 10-QSB/A filed on September 1, 1998)
4.2	Certificate of Amendment of Certificate of Incorporation (Incorporated by reference to Exhibit 3(i)(5) of Annual Report on Form 10-KSB filed on September 28, 1999)
4.3	Certificate of Amendment of Certificate of Incorporation (Incorporated by reference to Exhibit 3(i)(1) of Quarterly Report on Form 10-QSB filed on May 15, 2002)
4.4	Certificate of Amendment of Certificate of Incorporation (Incorporated by reference to Exhibit 3(i)(1) of Current Report on Form 8-K filed on June 28, 2007)
4.5	Certificate of Designation (Incorporated by reference to Exhibit 4.5 of Registration Statement on Form SB-2, Registration Number 333-91005, originally filed on November 15, 1999)
4.6	Certificate of Amendment of Certificate of Designation of Series A Preferred Stock (Incorporated by reference to Exhibit 3(i)(6) of Annual Report on Form 10-KSB filed on September 15, 2003)
4.7

Certificate of Amendment of Certificate of Designation of Series A Preferred Stock (Incorporated by reference to Exhibit 4.7 of Registration Statement on Form SB-2, Registration Number 333-112340, filed on January 30, 2004)

4.8	By-Laws, as amended and restated (Incorporated by reference to Exhibit 3(ii) of Current Report on Form 8-K filed on August 2, 2007)
4.9*	Media Sciences International, Inc. 2009 Stock Incentive Plan
5.1*	Opinion of Law Offices of Dan Brecher
23.1*	Consent of Amper, Politziner & Mattia, LLP
23.2*	Consent of Law Offices of Dan Brecher (included in Exhibit 5.1)

* Filed herewith